EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Applied Biometrics, Inc. on Form S-8 relating to the 1998 Stock Plan of our report dated February 19, 1998, appearing in the Annual Report on Form 10-K of Applied Biometrics, Inc. for the year ended December 31, 1997.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
August 24, 1998


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